EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Industrial Distribution Group, Inc. of our report dated March 2, 2006, with respect to the consolidated financial statements of Industrial Distribution Group, Inc., included in the 2005 Annual Report to Stockholders of Industrial Distribution Group, Inc.
Our audits also included the financial statement schedule of Industrial Distribution Group, Inc. listed in Item 15(a). This schedule is the responsibility of Industrial Distribution Group, Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is March 2, 2006, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.
We consent to the incorporation by reference in the file following Registration Statements:
•	Registration Statement No. 333-58072 on Form S-8 pertaining to die industrial Distribution Group, Inc. Amended and Restated Employee Stock Purchase Plan,

•	Registration Statement No. 333-45323 on Form S-8 pertaining to the Industrial Distribution Group, Inc. Stock Incentive Plan,

•	Registration Statement No. 333-41921 on Form S-8 pertaining to the Industrial Distribution Group, Inc. Amended and Restated Employee Stock Purchase Plan,

•	Registration Statement No. 333-78005 on Form S-8 pertaining to the Industrial Distribution Group, Inc. Management Incentive Program,

•	Registration Statement No. 333-51851 on Form S-3 pertaining to the Post effective Amendment No. 3 on Form S-3 to Form S-1 Registration Statement, and

•	Registration Statement No. 333-85480 on Form S-3 pertaining to the Industrial Distribution Group, Inc. registration of shares of common stock;
of our report dated March 2, 2006, with respect to the consolidated financial statements of Industrial Distribution Group, Inc. incorporated herein by reference, our report dated March 2, 2006, with respect to Industrial Distribution Group, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Industrial Distribution Group, Inc., included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of Industrial Distribution Group, Inc. included in this Annual Report (Form 10-K) of Industrial Distribution Group, Inc.

/s/ Ernst & Young LLP
Atlanta, Georgia
March 2, 2006